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                                 EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 (file No. 333-65831) of our report, dated February 12, 1998, on our audits of the consolidated financial statements of SunGard Data Systems Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in SunGard Data Systems Inc.'s Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ PricewaterhouseCoopers LLP

Pricewaterhouse, Coopers LLP
Philadelphia, Pennsylvania
November 20, 1998